Exhibit 23.1



Consent of Independent Auditors


      We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-8) pertaining to the Restricted Stock Agreements Between Registrant and Certain Employees and Non-Employees of OXiGENE, Inc., and to the incorporation by reference therein of our report dated January 30, 2001, with respect to the consolidated financial statements of OXiGENE, Inc. and its subsidiaries included in its Annual Report (Form 10-K) for the year ended December 31, 2000, filed with the Securities and Exchange Commission.


                                              /s/ Ernst & Young LLP

Boston, Massachusetts
March 22, 2002